SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event report):  September 9, 2005


                            AMS HEALTH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)


    OKLAHOMA                       001-13343                     73-1323256
    --------                       ---------                     ----------
(State or other                 (Commission File              (IRS Employer
 jurisdiction of                    Number)                   Identification
 incorporation)                                                    Number)


                   711 NE 39th Street, Oklahoma City, OK           73105
                   -------------------------------------           -----
                  (Address of Principal Executive Offices)       (Zip Code)


       Registrant's telephone number, including area code: (405) 842-0131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report

Item 1.01.  Entry Into a Material Definitive Agreement.

     On September 9, 2005, AMS Health Sciences, Inc. (the "Company") entered into a definitive Stock Purchase Agreement with Heartland Cup, Inc. ("Heartland Cup") and its principal shareholder for the purchase of all of the principal shareholder's stock in Heartland Cup. Upon the closing of the Stock Purchase Agreement, the Company will acquire 2,000,000 shares, or approximately 83% of the outstanding capital stock of Heartland Cup, for 200,000 shares of the Company's common stock. The Company intends to acquire the remaining shares of Heartland Cup in the immediate future upon similar terms and conditions.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 9, 2005, the Company's Chief Operating Officer, Dennis Loney, was reassigned to the position of Co-General Manager of the Company's new Heartland Cup division.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      AMS HEALTH SCIENCES, INC.

                                           REGGIE COOK
                                      By:  Reggie Cook
                                           Chief Financial Officer
Date:  September 15, 2005